UNITED STATES
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COMPUWARE CORPORATION
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For Immediate Release

Compuware Provides Update to Its Shareholders

Extends Deadline to Nominate New Directors to the Board

DETROIT -- November 15, 2013 -- Compuware Corporation (Nasdaq: CPWR), the technology performance company, today provided an update on a number of initiatives underway to continue to build a stronger Compuware, position the Company for growth, and boost shareholder value.  It also announced that it has extended the deadline for submitting nominees for election to its Board of Directors until January 10, 2014.  The Company said that it still intends to hold its 2013 annual meeting in the first quarter of 2014.

“Over the past few weeks we have been engaging in a dialogue with our major shareholders about enhancing our Board,” said Bob Paul, CEO and President of Compuware. “We have identified a number of excellent independent director candidates and will be finalizing our slate in the coming weeks.  We continue to be firmly committed to enhancing our competitive position by delivering business critical technology solutions to our customers and creating shareholder value as we have done over the past year as we pursued our clearly articulated transformation initiatives.”

In 2013, Compuware has:

■	Announced strong second quarter 2013 results, with non-GAAP EPS of 13 cents per share, up 62.5 percent year-over-year and GAAP EPS of 7 cents per share, up 40 percent year-over-year (see press release for the 2Q 2013 for a reconciliation between non-GAAP and GAAP results).

■	In 2Q 2013, posted double-digit total revenue and license growth in the APM business unit while dramatically improving APM’s contribution margin by 195 percent .

■	Made significant progress towards stabilizing the mainframe business.

■	Completed the IPO of Covisint -- Covisint’s second quarter fiscal 2014 revenue increased 19% year-over-year.

■	Launched a two-year cost reduction plan to cut general and administrative and shared services expenses by $80 to $100 million – engaged Alix Partners to assist in this process and is on track to eliminate $40-$45 million of these costs this fiscal year.

■	Announced and began paying an annual dividend of 50 cents per share.

■	Made a number of changes to its leadership team, including the naming of a new CFO of Compuware (Joe Angileri) and Covisint (Enrico Digirolamo).

Paul noted “The current Board, along with management, has been successfully executing the transformation process we started earlier this year.  We are excited about the opportunities available to Compuware and its shareholders as we pursue our focused plan of action.”

Paul also responded to the letter issued yesterday by the activist fund Starboard, saying, “The significant and measurable steps already taken and being implemented by Compuware to create shareholder value, and our constructive dialogue with our shareholders, speak for themselves.”

Compuware Corporation

Compuware Corporation, the technology performance company, provides software, experts and best practices to ensure technology works well and delivers value. Compuware solutions make the world's most important technologies perform at their best for leading organizations worldwide, including 46 of the top 50 Fortune 500 companies and 12 of the top 20 most visited U.S. web sites. Learn more at: http://www.compuware.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Compuware Corporation (the "Company"), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company's 2013 Annual Meeting of Shareholders (the "2013 Annual Meeting"). The Company plans to file a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the 2013 Annual Meeting (the "2013 Proxy Statement").  Additional information regarding the identity of these potential participants, none of whom owns in excess of 2 percent of the Company's shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual Meeting. This information can also be found in the Company's definitive proxy statement for its 2012 Annual Meeting of Shareholders (the "2012 Proxy Statement"), filed with the SEC on July 19, 2012, or the Annual Report on Form 10-K/A for the year ended March 31, 2012, filed with the SEC on July 29, 2013 (the "Form 10-K/A"). To the extent holdings of the Company's securities have changed since the amounts printed in the 2012 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

SHAREHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2012 PROXY STATEMENT, FORM 10-K/A AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the 2013 Proxy Statement (when available), 2012 Proxy Statement, Form 10-K/A and any other documents (including the WHITE proxy card) filed or to be filed by the Company with the SEC in connection with the 2013 Annual Meeting at the SEC's website (http://www.sec.gov) or at the Company's website (http://www.Compuware.com) or by writing to the Company's Secretary at One Campus Martius, Detroit, MI 48226. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 or toll-free at 888-750-5834.

Press Contact

Lisa Elkin, +1-313-227-7345
Senior Vice President, Investor Relations, Marketing and Communications
Compuware Corporation

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